UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016

___________

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)
3000 John Deere Road Toano, Virginia (Address of principal executive offices)	23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

The Company previously disclosed that on June 15, 2016, it and the other defendants (the “Securities Class Action Defendants”) had entered into a definitive settlement agreement (the “Securities Class Action Stipulation”) with the lead plaintiffs in the consolidated securities class action captioned In re Lumber Liquidators Holdings, Inc. Securities Litigation (the “Securities Class Action Litigation”). The court preliminarily approved the Securities Class Action Stipulation on July 7, 2016, subject to further consideration at a settlement hearing scheduled to be held on November 17, 2016. The Company also previously announced that on May 17, 2016, the Company and the defendants (collectively, the “Derivative Defendants”) entered into a Memorandum of Understanding dated as of May 16, 2016 (the “Derivative MOU”) with the plaintiff’s representatives to memorialize an agreement in principle to settle the derivative litigation matter captioned In re Lumber Liquidators Holdings, Inc. Shareholder Derivative Litigation (the “Derivative Litigation Matter”).

On July 18, 2016, the Company entered into a definitive settlement agreement with the Derivative Defendants consistent with the terms of the Derivative MOU (the “Derivative Stipulation”).

Under the terms of the Securities Class Action Stipulation, the Company will contribute $26.0 million to a settlement fund (the “Securities Class Action Fund”) that will be used to compensate individuals who purchased the Company’s shares during the period from February 22, 2012 to February 27, 2015. In addition, under the terms of the Securities Class Action Stipulation, the Company will issue 1 million shares of its common stock to the Securities Class Action Fund with a value of approximately $16.0 million based on the $16.02 closing price of the Company’s common stock on April 27, 2016.

The Derivative Stipulation provides for the Company’s insurance carriers to pay $26.0 million to the Company and for the Company to contribute all of these insurance proceeds into the Securities Class Action Fund. The Derivative Defendants will agree that the Company will not use any cash, other than these insurance proceeds, to resolve the Securities Class Action Litigation. The Company will pay the lead plaintiffs in the Derivative Litigation Matter legal fees of $5.0 million and expects to fund half of this amount from insurance proceeds. The Derivative Stipulation also provides for a process by which the Company will add a new member to the Board of Directors for one term and for the Company to make certain corporate governance changes such as, among other things, the adoption of a modified plurality voting policy for directors, stock holding guidelines, a clawback policy and a policy on lobbying and political contributions, and the creation of a regulatory affairs committee of the Board.

The Company previously disclosed in its Quarterly Report on Form 10-Q for the period ended March 31, 2016 (the “Form 10-Q”) that it had determined a probable loss had been incurred relating to the Securities Class Action Litigation and recognized a net charge to earnings of approximately $16.0 million within selling general and administrative expense in the first quarter of 2016. This expense was comprised of the loss contingency of approximately $42.0 million ($26.0 million cash and $16.0 common stock), net of expected insurance proceeds of approximately $26.0 million. The amount of loss associated with an issuance of shares of common stock will be determined based on the trading value of the shares on the date of issuance, which could increase the recognized loss if the trading value increases or result in a gain if the trading value decreases. While it is reasonably possible that the Company may incur a loss greater than the recognized amounts, the Company is unable to determine a range of possible losses greater than the amount recognized.

The Company also disclosed in the Form 10-Q that it had recorded $2.5 million ($5.0 million minus $2.5 million of expected insurance proceeds) in connection with the Derivative Litigation Matter within other current liabilities and selling, general and administrative expenses in the first quarter of 2016. The Company does not expect to record an additional loss relating to the Derivative Litigation Matter.

Both the Securities Class Action Stipulation and the Derivative Stipulation are dependent on each other and are subject to court approvals and other contingencies. Therefore, there can be no assurance that a settlement will be finalized by the parties and approved by the courts or as to the ultimate outcome of the Securities Class Action Litigation or the Derivative Litigation Matter.

The above description of the Derivative Stipulation is not complete and is qualified in its entirety by the terms thereof. A copy of the Derivative Stipulation is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements in this Current Report may include, without limitation, statements regarding expectations regarding the settlement of the Securities Class Action Litigation and the Derivative Litigation Matters and expectations of insurance proceeds. The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding additional risks and uncertainties is contained in the Company’s other reports filed with the Securities and Exchange Commission, including the Item 1A, “Risk Factors,” section of the Form 10-K for the year ended December 31, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Stipulation of Settlement dated July 18, 2016, by and between Lead Plaintiff Amalgamated Bank, as Trustee for the Longview 600 Small Cap Index Fund, plaintiff R. Andre Klein, plaintiff Phuc Doan, on behalf of themselves and derivatively on behalf of Lumber Liquidators Holdings, Inc., and defendants Thomas D. Sullivan, Douglas T. Moore, John M. Presley, Macon F. Brock, Jr., Peter B. Robinson, Martin F. Roper, Jimmie L. Wade, Nancy M. Taylor, Daniel E. Terrell, Carl R. Daniels, Robert M. Lynch, Jeffrey W. Griffiths, and William K. Schlegel, and nominal defendant Lumber Liquidators Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC.
(Registrant)

Date: July 22, 2016	By:	/s/ Jill Witter
Jill Witter
Secretary and Chief Compliance and Legal Officer

Exhibit Index

Exhibit No.	Description

10.1	Stipulation of Settlement dated July 18, 2016, by and between Lead Plaintiff Amalgamated Bank, as Trustee for the Longview 600 Small Cap Index Fund, plaintiff R. Andre Klein, plaintiff Phuc Doan, on behalf of themselves and derivatively on behalf of Lumber Liquidators Holdings, Inc., and defendants Thomas D. Sullivan, Douglas T. Moore, John M. Presley, Macon F. Brock, Jr., Peter B. Robinson, Martin F. Roper, Jimmie L. Wade, Nancy M. Taylor, Daniel E. Terrell, Carl R. Daniels, Robert M. Lynch, Jeffrey W. Griffiths, and William K. Schlegel, and nominal defendant Lumber Liquidators Holdings, Inc.